EXHIBIT 99.1

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Commentary for the Week Ended January 9, 2009

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
1/9/2009

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.20%	-0.47%	-0.47%
Class B Units	0.18%	-0.49%	-0.49%

S&P 500 Total Return Index**	-4.39%	-1.35%	-1.35%
Lehman Long Government Index**	-1.57%	-3.29%	-3.29%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
•	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
o	Grant Park performed well during the first full week of 2009. The majority of profits came from gains made on rallies in the short-term fixed income markets.
o
Speculative buying in response to rate cuts by the Bank of England and Bank of Korea put pressure on short-term yields pushing prices upwards in the Eurodollar and Euribor markets.  Also driving the rally were beliefs that the European Central Bank would be cutting rates during this week’s upcoming meeting.  Expectations of a dovish policy shift have been fortified lately as Eurozone inflation has slowed dramatically in recent months.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o
Major stock indices started strong, but finished the week negative after undergoing a sharp reversal.  Grant Park’s short positions benefited from the decline, with the bulk of the profits coming from the North American markets.  Expecting poor fourth quarter results from many leading U.S. nations, speculators drove share prices lower throughout the week.

o
Results from the U.S. employment report released Friday also put pressure on the equity markets.  Although jobless claims for December were better than expected, downwards revisions to October and November results fueled a bearish outlook for the economy.

o
The portfolio also posted gains as short positions benefited from a drop in Hong Kong’s Hang Seng Index.  A combination of the anticipation of U.S. jobless claims and a poor earnings forecast from computer manufacturer Lenovo Group Ltd, drove the Hang Seng 4% lower.

Agriculturals/Softs
•	Grant Park’s positions in the grains, livestock, and softs markets are predominantly short.
o
Losses this past week came primarily from the agricultural markets.  Adverse moves in the coffee markets were the main driver behind sector performance.  A flurry of buying by commodity funds sent the price of coffee up in excess of 5% against positions.

o
Also offsetting profits were various grains positions.  Prices in the soybean complex (soybeans, soybean oil, and soymeal) rallied against positions as unfavorable weather conditions continue to impact key soybean growing regions in Argentina and Brazil pushing up prices.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.